UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K
_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 31, 2012
Date of Report (Date of Earliest Event Reported)

_____________

FIRST CALIFORNIA FINANCIAL GROUP, INC.
(Exact Name of Registrant As Specified In Its Charter)
_____________

Delaware	000-52498	38-3737811
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3027 Townsgate Road, Suite 300
Westlake Village, CA 91361
(Address of principal executive offices) (Zip Code)

(805) 322-9655
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Effective December 31, 2012, First California Financial Group, Inc. (the “Company”) entered into change in control agreements with the Company’s executive officers Bradley R. Brown and Gilbert J. Dalmau.  Each of these agreements provides that upon a termination of employment within 12 months following a change in control by the Company without “cause” or by the executive for “good reason” (each as defined in the agreements), the executive officer will receive 1.5 times his average salary and bonus over the prior three years, as well as payment of premiums for the continuation of health coverage under the Consolidated Omnibus Budget Reconciliation Act. The amount of the change in control payments is subject to reduction to the extent such amount is subject to excise taxes pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended.

Copies of the change in control agreements are filed herewith as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated in this Item by reference. The foregoing description of the change in control agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the change in control agreements.

Item 9.01         Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Change in Control Agreement, dated December 31, 2012, by and between Bradley R. Brown and First California Financial Group, Inc.

10.2	Change in Control Agreement, dated December 31, 2012, by and between Gilbert J. Dalmau and First California Financial Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

FIRST CALIFORNIA FINANCIAL GROUP, INC.

Dated: January 7, 2013	By:	/s/ Romolo Santarosa
	Name:	Romolo Santarosa
	Title:	Senior Executive Vice President and Chief Operating Officer / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change in Control Agreement, dated December 31, 2012, by and between Bradley R. Brown and First California Financial Group, Inc.

10.2	Change in Control Agreement, dated December 31, 2012, by and between Gilbert J. Dalmau and First California Financial Group, Inc.